EXHIBIT 99.1

[Letterhead of Brantley Capital Corporation]

Brantley Capital Corporation To Further
Extend Filing Date For 2004 Form 10-K

CONTACT:
Tab Keplinger
(216) 464-8400

CLEVELAND, Ohio –April 15, 2005 — Brantley Capital Corporation (Nasdaq: BBDC) today announced that it will not file its 2004 Form 10-K today, as had been previously indicated by the Notification of Late Filing on Form 12b-25 that it filed with the Securities and Exchange Commission on March 31, 2005. Brantley continues to devote significant resources to expedite the work necessary to make this filing. While Brantley can give no assurance as to when its 2004 Form 10-K will be completed and filed, it currently anticipates that it will have concluded that work by May 31, 2005.

About Brantley Capital Corporation

Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company’s investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company’s website at http://www.BrantleyCapital.com.

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